U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018

INTEGER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 618-5243

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e). Integer Holdings Corporation (the “Company”) today announced that Gary J. Haire, the Company’s Executive Vice President & Chief Financial Officer, has separated from service with the Company effective May 23, 2018. In connection with his separation, Mr. Haire will be eligible to receive severance benefits consisting of (i) a lump sum payment in the amount of $831,500, and (ii) an additional lump sum payment equal to the amount that the Company would otherwise have contributed toward his health, vision and dental insurance coverage for a one year period. The outstanding equity awards held by Mr. Haire will be treated in accordance with the terms of the Company’s stock incentive plans. These severance benefits are subject to Mr. Haire signing a separation agreement with the Company containing customary release provisions.

The Company has commenced a search for Mr. Haire’s successor. Until such time as the successor is appointed, Jeremy Friedman will assume the role of interim Chief Financial Officer, while retaining responsibilities for Supply Chain, Environmental, Health, Safety, and Security (EHS&S), and the divestiture of the Advanced Surgical & Orthopedics product line. Mr. Friedman’s biographical information is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2017, as filed with the Securities and Exchange Commission on February 22, 2018, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 24, 2018	INTEGER HOLDINGS CORPORATION

	By:	/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, General Counsel & Secretary